CODE OF ETHICS



                        HOLLAND CAPITAL MANAGEMENT, L.P.





                                  MARCH 8, 2000






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                        HOLLAND CAPITAL MANAGEMENT, L.P.

                           CODE OF ETHICS AND CONDUCT


         As an investment adviser, Holland Capital Management, L.P. ("Holland") is a fiduciary. As such it owes its clients the highest duty of diligence and loyalty. Accordingly, one of the fundamental policies of Holland is to avoid any conflict of interest or even the appearance of such a conflict in connection with the performance of investment advisory and portfolio management services for its clients. In furtherance of such fundamental policy, Holland has adopted this Code of Ethics and Conduct ("Code"), which applies to each Employee1 of Holland who is involved in the provision of investment advisory or portfolio management services --whether by way of security analysis or recommendation, portfolio recommendation, or otherwise.

         Because Holland is an investment adviser to a mutual fund, The Lou Holland Trust (the "Trust"), Holland must comply with the applicable provisions of the Investment Company Act of 1940 (the "1940 Act"). In this connection, Rule 17j-1 under the 1940 Act requires an adviser to a mutual fund to adopt a code of ethics designed to ensure that the interests of the fund and its shareholders are put ahead of those of the adviser. Thus, Holland has adopted, and the Board of Trustees of the Trust (the "Board"), including a majority of the Disinterested Trustees,2 has approved this Code under Rule 17j-1 of the 1940 Act. Since the Trust is one of Holland's clients, wherever the term "client" is used in this Code, you should remember that it includes the Trust.

         Please carefully read the policies and procedures detailed below. When you believe that you sufficiently understand them, sign, date, and return one copy of this memorandum to our Compliance Officer, and keep the other copy for your reference. Employees should consult with Holland's Compliance Officer regarding any questions about these items and other issues relating to Holland's fiduciary obligations to its clients.

         Please also note that the Insider Trading and Securities Fraud Enforcement Act of 1988 and Section 204A of the Investment Advisers Act of 1940 ("Advisers Act") require every investment adviser to establish, maintain, and enforce policies and procedures to detect and prevent the misuse of material, non-public information. In response to those requirements, Holland has developed Policies and Procedures Concerning the Misuse of Material Non-Public


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1 The term "Employee" as used, herein includes "Employees" and "advisory representatives," as those terms are defined in Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940, respectively, as well as all other employees of Holland. Your receipt of this Code for your review and signature means you are a designated person to whom all of the provisions of the Code apply.

2 The term "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust or Holland within the meaning of Section 2(a)(19) of the 1940 Act.

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Information ("Policies and Procedures"). Please refer to those Policies and
Procedures as appropriate.


                  I.       CONFLICTS OF INTEREST-PERSONAL INVESTMENTS

         A. General. Holland believes that every Employee should have reasonable freedom with respect to their investment activities and those of their families. At the same time, conflicts of interest could arise between Holland's clients and the personal investment activities of Holland or its Employees.

                  Holland's fundamental policy is to avoid conflicts of interest or even the appearance of such conflicts whenever possible. However, if a conflict were to unavoidably occur, it is also Holland's policy to resolve such conflict in favor of the client. Even in instances in which there is an identity of interest among a Holland client, Holland and its Employees, an Employee must recognize that the Holland client has priority in its right to benefit from Holland's investment advice over any rights of Holland, the Employee, or any non-client members of the Employee's family whom the Employee may advise. This condition inevitably places some restriction on freedom of investment for Employees and their families.

                  This Code does not attempt to describe all possible conflicts of interest, but rather attempts to establish general principles and to highlight possible problem areas. Employees should be conscious that areas other than personal securities transactions may involve conflicts of interest. For example, one such area would be accepting gifts or favors from persons such as brokers since such gifts or favors could impair the Employee's objectivity. Thus, the requirements set forth below are not intended to cover all situations that may involve a possible conflict of interest. Rather, they are intended to provide a (i) framework for understanding such conflicts and (ii) mechanism for monitoring and reporting personal securities transactions. If there is any doubt about a matter, the Compliance Officer should be consulted before any action regarding such matter is taken.

         B.       Prohibited Personal Trading

          1. Improper Use of Information. No Employee may use his3 knowledge concerning Holland's advisory clients' securities transactions for trading in his personal account, any account in which he has a "beneficial ownership interest,"4 or in any account controlled by or under the influence of such Employee.5

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3 The use of the masculine pronoun is for convenience
of reference only and is intended to include the feminine in all cases.

4 The SEC has interpreted such a "beneficial ownership interest" to include the account of a spouse, minor child and any relative resident in the advisory representative's house, an account as to which a person is a trustee if such person established the trust and has the power to revoke it or if the person or the person's child, stepchild, spouse,
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          2. Prohibited Transactions. No Employee shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest without obtaining prior clearance as described in Section I.B.3. of this Code, provided that this prohibition shall not apply to any transaction that:

               a.   is exempt under Section I.B.4. of this Code; or

               b. does not involve (i) a Covered Security;6 (ii) a security to be made available in an Initial Public Offering; 7 or (iii) a security to be made available in a Limited Offering. 8

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continue
ancestor, stepfather or stepmother has a vested interest in the trust, as well as any other contract, undertaking, relationship, agreement or other arrangement from which benefits substantially equivalent to ownership flow to the designated person. (Employees with spouses who are employed in the securities industry must immediately notify our Compliance Officer, who will discuss with you the policies and procedures concerning trades by those spouses.) See Appendix A for examples of beneficial ownership arrangements.

5 Rule 204-2 under the Advisers Act states that an Employee need not report securities transactions effected in any account over which the Employee does not have "any direct or indirect influence or control." However, this "no direct or indirect influence or control" exception is limited to few situations. The principal situation arises where securities are held in a trust in which an Employee has a beneficial interest, but the Employee is not the trustee and the Employee has no control or influence over the trustee. Specific questions regarding the "no influence or control" exception or general questions concerning beneficial ownership or reporting responsibility should be directed to the Compliance Officer.

6 For the purpose of the trading prohibitions and reporting requirements of this Code, consistent with the SEC interpretations under the relevant rules, the term "Covered Security" has the same meaning as the term "security" set forth in
Section 2(a)(36) of the 1940 Act, except that is shall not include shares of registered open-end investment companies, securities issued by United States Government, bankers' acceptance, bank certificates of deposit, commercial paper, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, or other money market instruments designated by Holland.

7 The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

8 The term "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

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          3. Prior Clearance of Transactions

               a. General Requirement. Every Employee shall obtain prior written clearance from the Compliance Officer before directly or indirectly initiating, recommending, or in any other way participating in the purchase or sale of a Covered Security, or directly or indirectly acquiring any security made available in an Initial Public Offering or in a Limited Offering, in which the Employee has, or by reason of the transaction may acquire, a direct or indirect beneficial ownership interest. When requesting prior clearance, each Employee should be aware that:

                    i. all requests for prior clearance must be set forth in writing on the standard Personal Request and Trading Authorization Form (a copy of each such Form submitted by an Employee should be retained by the Employee for personal recordkeeping purposes);

                    ii. prior clearance of a securities transaction is effective for three (3) business days from and including the date clearance is granted; and

                    iii. Holland's trading desk will promptly provide copies of the Personal Trading Request and Authorization Form it receives to the Compliance Officer for review.

               b. Bases for Denial of Prior Clearance. The Compliance Officer shall deny a request for prior clearance if he determines that the security at issue is a Covered Security or is being made available in an Initial Public Offering or Limited Offering and:

                    i. the Employee has actual knowledge that such security is being considered for purchase or sale on any client's behalf, even though no order has been placed; or

                    ii. the Employee has actual knowledge that such security has been purchased or sold by a client within the prior seven (7) business days; or

                    iii. the Employee has actual knowledge that such security is being purchased or sold on behalf of a client (i.e., an order has been entered but not executed for a client); or

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                    iv.  with respect to Initial Public Offerings:

                         A. the number of shares to be purchased is not commensurate with the normal size and activity of the Employee's brokerage or other account; or

                         B. an order for the purchase of such securities has been placed by Holland for any of its client accounts; or

                    v. the transaction would be potentially harmful to any client; or

                    vi. the transaction would likely affect the market in which such securities are traded; or

                    vii. the decision to purchase or sell the security appears to be the result of material non-public information obtained in the course of the Employee's relationship with Holland or any of its affiliates; or

                    viii. the granting of prior clearance would, in the judgment of the Compliance Officer, be inconsistent with the purposes of this Code. If a prior clearance request is denied under this Section I.B.3.b.viii, the Compliance Officer shall explain in writing the reasons therefor.

          4. Exempt Transactions. The prohibitions of Section I.B.2 of this Code and the pre-clearance procedures described in Section I.B.3 of this Code shall not apply to:

               a. purchases or sales effected in any account over which the Employee has no direct or indirect influence or control, or in any account of the Employee which is managed on a discretionary basis by a person other than the Employee and, with respect to which the Employee does not in fact influence or control purchase or sale transactions;

               b. purchases or sales of securities which are not eligible for purchase or sale by any client;

               c. purchases or sales which are non-volitional on the part of the Employee;

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               d.   purchases which are part of an automatic dividend
                    reinvestment plan; or

               e. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          C. Specific Rules. The following rules govern Employee investment activities for the Employee's personal account or for accounts in which the Employee has any direct or indirect beneficial ownership interest. These rules are in addition to those noted in Section I.B. above.

               1. Short Sales. No Employee may sell a security short that is owned by any Holland client, except "short sales against the box" for tax purposes.

               2. Dealing with Clients. No Employee may directly or indirectly sell to or purchase from a client any security, except purchases and sales with respect to the Trust in the normal course of Holland's provision of advisory services to the Trust.

               3. Client Ownership. No Employee may purchase a security of a company with respect to which 5% or more of its outstanding stock is owned, in the aggregate, by Holland clients, unless prior written approval is obtained.

               4. Day Trading. No day trading (i.e., the purchase and sale of securities on a short term basis, such as one to five days) by Employees is permitted, without written approval of the Compliance Officer.

               5. Commissions. Commissions on personal transactions may be negotiated by the Employee, but payment of a commission rate which is better than the rate available to Holland clients through similar negotiation is prohibited.

          6. Options and Futures. The purchase, sale, and utilization of options and futures contracts on specific securities by the Employee are subject to the same restrictions as those set forth in this Code with respect to securities, i.e., the option or futures contract should be treated as if it were the security for these purposes.


                              II. GENERAL STANDARDS

         A. Written Record of Securities Recommendations. Every recommendation for the purchase or sale of securities for clients, excluding recommendations to increase or decrease existing securities positions, must be memorialized in writing either prior to or immediately after the recommendation is made. A standard Security Trading Advice form for purchase or sale

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orders must be used for this purpose and should be provided to or otherwise made available to the Holland trading desk.

         B. Use of Securities Recommendations. Any investment ideas developed by an Employee in the course of their work for Holland will be made available for use by Holland's clients prior to any personal trading or investment by any Employee based on such ideas. See also the prohibitions against self-dealing and front-running described in Sections II.E. and F. below.

         C. Gifts, Favors, and Gratuities. No Employee should seek from a broker-dealer, securities salesperson, approved company (i.e., a company the securities of which are held by a Holland client), supplier, client or other person or organization with whom Holland has a business relationship any gift, favor, gratuity, or preferential treatment that is or may appear to be connected with any present or future business dealings between Holland and that person or organization or which may create or appear to create a conflict of interest. As one consequence, no Employee may purchase Initial Public Offerings in primary or secondary distributions, unless prior written approval is obtained and certain other requirements are met, as described above in Section I.B. No gifts may be accepted, other than those offered as a courtesy. All gifts, favors, or gratuities with a fair market value in excess of $100 should be reported and described on the Quarterly Transaction Report and will be reviewed by Holland's Compliance Officer; gifts with a value of less than $100 need only be reported. After such review, a determination will be made whether such gifts, favors or gratuities should be returned. In addition, discretion should be used in accepting invitations for dinners, evening entertainment, sporting events or theater. While in certain circumstances it may be appropriate to accept such invitations, all invitations whose value exceeds $100 should also be reported to our Compliance Officer on the Quarterly Transaction Report. Any invitations from any person or organization involving free travel for more than one day must receive prior approval from our Compliance Officer. No Employee should offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of their recipient.

         D. Inside Information. No Employee may seek any benefit for himself, a client, or anyone else from material, non-public information about issuers, whether or not held in the portfolios of our clients or suitable for inclusion in their portfolios. Any Employee who believes he is in possession of such information must contact our Compliance Officer immediately. This prohibition should not preclude an Employee from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. Please remember, in this regard, to review Holland's Policies and Procedures.

         E. Fair Dealing vs. Self-Dealing. An Employee shall act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. Self-dealing for personal benefit or the benefit of Holland, at the expense of clients, will not be tolerated. The receipt of "special favors" from a stock promoter, such as participation in a Limited Offering or Initial Public Offering, as an inducement to purchase other securities for Holland clients is not permitted. The existence of any substantial economic relationship between a proposed personal

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securities transaction and any securities held or to be acquired by Holland or
Holland clients must be disclosed on the Authorization Form.

         F. Front-Running. An Employee shall not engage in "front-running" an order or recommendation, even if the Employee is not handling either the order or the recommendation and even if the order or recommendation is for someone other than a client of Holland. Front-running consists of executing a transaction in the same or underlying securities, options, rights, warrants, convertible securities or other related securities, in advance of block or large transactions of a similar nature likely to affect the value of the securities, based on the knowledge of the forthcoming transaction or recommendation.

         G. Confidentiality. Information relating to any client's portfolio or activities is strictly confidential and should not be discussed with anyone outside Holland. In addition, from the time that an Employee anticipates making a recommendation to purchase or sell a security, through the time that all transactions for clients based on that recommendation have been consummated, the "subject and content" of the recommendation may be considered to constitute "inside information." Accordingly, Employees must maintain the utmost confidentiality with respect to their recommendations during this period and may not discuss a contemplated recommendation with anyone outside of Holland. In this regard, please also see Holland's Policies and Procedures.

         Any written or oral disclosure of information concerning Holland, Holland's clients, or particular purchase or sale transactions for client accounts should be made only by persons who are specifically authorized to release that information, after consultation with Holland's General Counsel. Please note that this prohibition is not intended to inhibit exchanges of information among Holland Employees.


                III. REPORTS OF PERSONAL INVESTMENTS BY EMPLOYEES

         A. Account Reporting. Every Employee must immediately notify our Compliance Officer in writing of any account in which he has or will have a beneficial interest or for which he exercises influence or control over investment decisions. Such notification must identify the brokerage firm at which the account is maintained, the account executive, the title of the account, the account number, and the names and addresses of all individuals with a beneficial interest in the account. This requirement also includes all such accounts of Holland clients in which the Employee has or will have a beneficial interest. Each Employee is responsible for arranging to have records for securities transactions in such accounts, other than those at Holland, sent to our Compliance Officer in accordance with paragraph III.B. below.

         B. Periodic Reporting. Rule 204-2 under the Advisers Act requires that, with certain minor exceptions, Holland must maintain a record of every transaction in a security in which the firm or any Employee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest, subject to certain exceptions described below. In addition, because

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Holland serves as an investment adviser to the Trust, Holland and its Employees must comply with the recordkeeping requirements of Rule 17j-1 under the 1940 Act. Set forth below are Holland's recordkeeping procedures.

     1. Content and Timing of Employee Reports. Every Employee shall make the following reports to the Compliance Officer:

          a. Initial Holdings Report. No later than ten (10) days after becoming an Employee, such Employee shall report the following information:

               i. the title, number of shares and principal amount of each Covered Security:

                    A. in which the Employee had any direct or indirect beneficial ownership interest; or

                    B. held in any accounts of non-Holland clients that the Employee manages or to which the Employee provides investment or voting advice when the person became an Employee;

               ii. the name of any broker, dealer or bank with whom the Employee maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an Employee; and

               iii. the date that the report is submitted by the Employee.

          b. Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, the Employee shall report the following information:

               i. With respect to any transaction during the quarter in a Covered Security:

                    A. in which the Employee had any direct or indirect beneficial ownership interest; or

                    B. held in any accounts of non-Holland clients that the Employee managed or to which the Employee provided investment or voting advice:

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                         1. the date of the transaction, the title, the interest
                            rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                         2. the nature of the transaction (i.e., purchase, sale
                            or any other type of acquisition or disposition);

                         3. the price of the Covered Security at which the
                            transaction was effected;

                         4. the name of the broker, dealer, or bank with or
                            through whom the transaction was effected; and

                         5. the date that the report is submitted by the
                            Employee.

               ii. with respect to any account established by the Employee in which any securities were held during the quarter for the direct or indirect benefit of the Employee:

                    A. the name of the broker, dealer or bank with whom the Employee established the account;

                    B.   the date the account was established; and

                    C.   the date that the report was submitted by the Employee.

          c. Annual Holding Reports. No later than twenty (20) days after the end of every calendar year, the Employee shall report the following information (which information must be current as of December 31 of the calendar year for which the report is being submitted):

               i. the title, number of shares and principal amount of each Covered Security:

                    A. in which the Employee has any direct or indirect beneficial ownership interest; or

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                    B.   held in any accounts of non-Holland clients that the
                         Employee managed or to which the Employee provided investment or voting advice;

               ii. the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held:

                    A.   for the direct or indirect benefit of the Employee; or

                    B. in any accounts of non-Holland clients that the Employee managed or to which the Employee provided investment or voting advice; and

               iii. the date that the report is being submitted by the Employee.

     2. No Holdings or Transactions to Report. If an Employee has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report nor transactions to report on any Quarterly Transaction Report, that Employee shall nevertheless submit the appropriate Report stating that the Employee had no holdings or transactions (as appropriate) to report and the date the report is submitted by the Employee.

     3. Copies of Confirmations and Period Account Statements. Each Employee shall direct every broker or dealer through whom the Employee effects any securities transactions to deliver to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all Employee securities transactions, including Initial Public Offerings and Limited Offerings, and copies of periodic statements for all Employee securities accounts.

     4.   Exceptions From Reporting Requirements.


          a. An Employee need not make a report under this Section III.B. with respect to transactions for, and Covered Securities held in, any account over which the Employee has no direct or indirect influence or control.

          b.   An Employee need not make a Quarterly Transaction Report under
               Section III.B.1.b. if the confirmations or periodic account statements delivered to the Compliance Officer under Section III.B.3 are received within the time period required by Section III.B.1.b., provided that all information required by Section III.B.1.b. is contained in such confirmations or account statements.

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          c.   An Employee need not make a Quarterly Transaction Report with respect to the "exempt transactions" described in Section I.B.4.

     5. Review of Reports. The Compliance Officer shall review all reports submitted pursuant to Section III.B. for the purpose of detecting and preventing a potential or actual violation of this Code.

          a. The Compliance Officer shall review an Initial Holdings Report within fifteen (15) days of the date such Report is submitted by an Employee.

          b. The Compliance Officer shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Employee.

          c. The Compliance Officer shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the Compliance Officer's review detected a potential or actual violation of this Code. If the Compliance Officer detects a potential or actual material violation of this Code, the Compliance Officer shall promptly inform management of Holland in writing.

          d. The Compliance Officer promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the Compliance Officer deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Employee to divest any inappropriate securities holdings and recommending sanctions.

          e. The Compliance Officer shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

     6. Notification of Reporting Obligation. The Compliance Officer shall identify all Employees who are required to make reports under Section III.B. and shall inform those Employees of their reporting obligation. Once informed of the duty to file reports, an Employee has a continuing obligation to file such reports in a timely manner.

     7. Disclaimer of Beneficial Ownership. The broad definition of "beneficial ownership" is for purposes of this Code only. It does not necessarily cover other securities or tax laws. In reporting a securities transaction to Holland, an Employee can include in his Quarterly Report "a statement declaring that the reporting or recording of any securities transaction shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security." For example, if an Employee who is a parent or custodian sold

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          securities owned by a minor child under a Uniform Gifts to Minors Act, the Employee would report such transaction on the Quarterly
          Transaction Report, but such Employee could disclaim beneficial ownership by checking the appropriate box on the Quarterly Transaction Report.

        Whether an Employee's Report should include such a disclaimer is a personal matter on which Holland will make no recommendation. A disclaimer may be important not only for securities law purposes, but also because it might be some evidence of ownership for other purposes, such as estate taxes. Accordingly, an Employee may wish to consult his own attorney on this issue.

     8. Form of Reports. All reports required to be filed under Section III.B. shall be prepared by Employees using the forms attached to this Code.

     9.   Annual Certification of Compliance.

     At the time of submission of Annual Holding Reports, all Employees must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the execution of personal securities transactions disclosures in connection with obtaining prior clearance of securities transactions and the submission of all required reports. When a person becomes an Employee, that person shall be given a copy of the Code. Within 72 hours after being given the Code, that person shall certify that he or she has had an opportunity to ask questions, and has read and understands the Code, and agrees to comply with the Code. All Employees shall be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Employees shall certify that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the amendment and agree to comply with the amendment.


                        IV. ADVISING NON-HOLLAND CLIENTS

         Employees may not render investment advice to persons other than clients of Holland or members of the Employee's immediate family, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and cleared with our Compliance Officer. Such advisory relationships are subject to the reporting provisions of Section
III. above.


                           V. VIOLATIONS OF THIS CODE


         Violations of this Code may result in the imposition of sanctions by regulatory authorities and/or Holland, including forfeiture of any profit from a transaction, reduction in salary, censure, suspension, or termination of employment.

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                            VI. REPORTS TO THE BOARD


          A. No less than thirty (30) days prior to the final regular meeting of the Board for each fiscal year of the Trust, the Compliance Officer shall furnish to the Board, and the Board shall consider, a written report that:

               1. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

               2. Certifies that Holland has adopted procedures reasonably necessary to prevent Employees from violating the Code.

          B. In considering the written report, the Board shall determine whether any action is required in response to the report.

          To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

                        VII. MATERIAL CHANGES TO THE CODE

          A. The Board, including a majority of the Disinterested Trustees, shall approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

          B. The Board shall base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Employees from engaging in any conduct proscribed by Rule 17j-1 under the 1940 Act or any conduct that contravenes the policies set forth in Section I. of this Code.

                             VIII. RECORD RETENTION

         In addition to its obligations under the Advisers Act, Holland shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

          A. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years shall be preserved in an easily accessible place.

          B. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

          C. Copy of Forms and Reports. A copy of each Personal Trading Request and Authorization Form and each Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report and Conflict of Interest Report prepared and submitted by an Employee pursuant to this Code must be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

          D. List of Employees. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms and Initial Holdings Reports, Quarterly Transaction Reports, Annual Holdings Reports and Conflict of Interest Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Forms and Reports shall be maintained in an easily accessible place.

          E. Written Reports to the Board. A copy of each written report furnished to the Board under Section VI. of this Code shall be maintained for at least five years after the end of the Trust's fiscal year in which it is made, the first two years in an easily accessible place.

          F. Records Relating to Decisions Involving Initial Public Offerings and Limited Offerings. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Employees of securities made available in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the Trust's fiscal year in which the approval is granted.

          G. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code, the Advisers Act, and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of Holland at Suite 3260, 35 West Wacker Drive, Chicago, Illinois 60601.

                           XI. CONFIDENTIAL TREATMENT

          All reports and other records required to be filed or maintained under this Code shall be treated as confidential.


                        X. INTERPRETATIONS OF PROVISIONS

          Management of Holland may, from time to time, adopt such interpretations of this Code as such management deems appropriate, provided that the Board shall approve any material changes to this Code in accordance with Section VII.

                           XI. AMENDMENTS TO THE CODE

          Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless management of Holland expressly determines that such amendment shall become effective on an earlier date or shall not be adopted. Any material change to this Code shall be approved by the Board in accordance with Section VII.


                         XII. ACKNOWLEDGEMENT OF RECEIPT

         The undersigned has read, understands, and agrees to abide by the guidelines set forth in this Code.



Name:                                    Date:
       ------------------------                -----------------------

                                   APPENDIX A


                        EXAMPLES OF BENEFICIAL OWNERSHIP


          1. Securities held by an Employee for his own benefit, whether such securities are in bearer form, registered in his own name, or otherwise;

          2. Securities held by others for the Employee's benefit (regardless of whether or how such securities are registered), such as, for example, securities held for the Employee by custodians, brokers, relatives, executors or administrators;

          3. Securities held by a pledgee for an Employee's account;

          4. Securities held by a trust in which an Employee has an income or remainder interest unless the Employee's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Employee;

          5. Securities held by an Employee as trustee or co-trustee, where either the Employee or any member of the Employee's immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust.

          6. Securities held by a trust of which the Employee is the settler, if the Employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

          7. Securities held by any non-public partnership in which the Employee is a partner;

          8. Securities held by a personal holding company controlled by the Employee alone or jointly with others;

          9. Securities held in the name of the Employee's spouse unless legally separated;

          10. Securities held in the name of minor children of the Employee or in the name of any relative of the Employee or of their spouse (including an adult child) who is presently sharing the Employee's home. This applies even if the securities were not received from the Employee and the dividends are not actually used for the maintenance of the Employee's home;

          11. Securities held in the name of any person other than the Employee and those listed in (9) and (10), above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Employee obtains benefits substantially equivalent to those of ownership;

          12. Securities held in the name of any person other than the Employee, even though the Employee does not obtain benefits substantially equivalent to those of ownership (as described in (11), above), if the Employee can vest or revest title in himself.

                                   APPENDIX B


                      PROCEDURES FOR THE ENFORCEMENT OF THE
                                CODE OF ETHICS OF
                        HOLLAND CAPITAL MANAGEMENT, L.P.


          1. Upon the commencement of employment, each Employee of Holland is provided with a copy of the Code. Each Employee is at that time also scheduled to discuss the Code with our Compliance Officer. The Employee is required to acknowledge his understanding of the Code's prohibitions and requirements by signing it and returning it to our Compliance Officer for retention in Holland's files. Employees are encouraged to direct any questions that may arise concerning the Code and its prohibitions to our Compliance Officer. Each year Holland recirculates the Code to its Employees and requires that each Employee sign and return the executed copy to our Compliance Officer.

          2. A list of all Employees is maintained and updated by our Compliance Officer.

          3. Before an Employee can place an order to effect a securities transaction for any account in which the Employee has a direct or indirect beneficial interest or for which the Employee exercises influence or control over investment decisions, the Employee must obtain prior written approval from Holland's trading desk on a standard Personal Trading Request and Authorization Form ("Authorization Form") supplied by Holland. Holland's trading desk, when appropriate, may inquire as to the reason for the personal securities transaction and record that reason on the Authorization Form. The original or a copy of the Authorization Form will be provided to our Compliance Officer so that it can be matched at a later time with the information reported on the Employee's Quarterly Transaction Report.

          4. Holland's Code requires all Employees to report on the Quarterly Transaction Report any securities transaction for the prior quarter for accounts in which they have or will acquire a direct or indirect beneficial interest or for accounts over which they exercise influence or control. Employees are also asked to instruct the brokerage firm through which the transaction is executed to send a duplicate confirmation to our Compliance Officer. Upon receiving a confirmation, our Compliance Officer will match the confirmation with the Authorization Form. If the confirmation on its face reveals a violative trade, appropriate disciplinary action will be taken.

          In the event that a Quarterly Transaction Report or confirmation discloses a securities transaction for which no prior written approval was obtained, our Compliance Officer will discuss the circumstances of the transaction and the reason for the failure to follow required procedures with the Employee and a written record will be made of the matter. A copy of that record will be attached to the Employee's Quarterly Transaction Report, which is retained in that Employee's personal securities transactions file. Our Compliance Officer will warn

     Employees that violations of Holland's Code may result in disciplinary action including reduction in salary, censure, suspension or termination of employment.

          5. On a monthly basis each Employee's personal transactions files will be reviewed by our Compliance Officer to identify and mark day trades and situations where a personal trade in a security preceded a client trade, by one or more days. Our Compliance Officer will also review the files for scalping, front-running, misuse of confidential information, or other abusive personal securities transactions.

          6. Our Compliance Officer will discuss any such questionable transactions with the Employee who effected the trade. Our Compliance Officer will make a written record of any determination indicating whether there has been a violation of law or Holland's Code and the reasons underlying that determination. In the event that our Compliance Officer determines that there has been a securities law violation or a violation of Holland's Code, appropriate disciplinary action will be taken and a report made to Holland's management.

          7. These procedures, in conjunction with those procedures designed to prevent the use of material nonpublic information, as contained in Holland's Policies and Procedures Concerning the Misuse of Material Non-Public Information, will be reviewed by Holland's management on an annual basis to assess their effectiveness in preventing improper and illegal personal securities trading by Employees.

                              THE LOU HOLLAND TRUST
                            A DELAWARE BUSINESS TRUST
                                       AND
                              HCM INVESTMENTS, INC.
                             A DELAWARE CORPORATION

                         CODE OF ETHICS WITH RESPECT TO
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS

         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of Rule 17j-1(b). Pursuant to the requirements of Rule 17j-1, The Lou Holland Trust (the "Trust") and HCM Investments, Inc. (the "Distributor") each have adopted, and the Board of Trustees of the Trust (the "Board"), including a majority of the Disinterested Trustees, has approved, this Code of Ethics (the "Code") with respect to securities transactions of officers, trustees, directors, managers and certain of the employees of the Trust and the Distributor that come within the term "Access Person," as defined below. Pursuant to the requirements of Rule 17j-1, Holland Capital Management, L.P., the Trust's investment adviser (the "Adviser"), has adopted, and the Board, including a majority of the Disinterested Trustees, has approved, a separate code of ethics.

         This Code is intended to provide guidance to such Access Persons of the Trust and the Distributor in the conduct of their investments in order to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Trust or the Trust's shareholders.


A.       RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

         Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by such investment company, to engage in any of the following acts, practices or courses of business:

     1. employ any device, scheme, or artifice to defraud such investment company;

     2. make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

     4. engage in any manipulative practice with respect to such investment company.

B.       DEFINITIONS.

     1. Access Persons. The term "Access Person" means any officer, director, trustee, manager or Advisory Employee of the Trust or the Distributor.

     2. Advisory Employee. The term "Advisory Employee" means (a) any employee of the Trust, the Adviser or the Distributor who, in connection with his* regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by or on behalf of the Trust or (b) any employee of the Trust or the Distributor whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Trust or the Distributor, the term "Advisory Employee" would include such an individual or any employee of such a company to the same extent as an employee of the Trust or the Distributor.

     3. Beneficial Ownership. "Beneficial Ownership" has the same meaning as would be used in determining whether an Access Person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest will apply to all securities that an Access Person has or acquires. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, trustee, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of a Release issued by the Securities and Exchange Commission on the meaning of the term "Beneficial Ownership" is available upon request, and should be studied carefully by any Access Person concerned with this definition before preparing any report required hereunder.

     4. Being Considered for Purchase or Sale. A security is "Being Considered for

--------------------

         * The use of the masculine pronoun is for convenience of reference only and is intended to include the feminine in all cases, unless the context requires otherwise.

          Purchase or Sale" by the Trust when a recommendation to purchase or sell such security has been made and communicated by an Advisory Employee, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     5.   Control. The term "Control" has the same meaning as that set forth in
          Section 2(a)(9) of the 1940 Act.

     6. Covered Security. The term "Covered Security" has the same meaning as the term "security" as set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

     7. Disinterested Trustee. The term "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust, the Adviser, or the Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     8. Initial Public Offering. The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     9. Limited Offering. The term "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     10. Security Held or to be Acquired. The phrase "Security Held or to be Acquired" by the Trust means:

          i. any Covered Security which, within the most recent fifteen (15) calendar days has been or is:

               a.   held by the Trust; or

               b.   Being Considered for Purchase; and

          ii. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph i. of this Section B.10.

C.       PROHIBITED TRANSACTIONS.

          1. Prohibited Transactions as to Access Persons Other Than Disinterested Trustees. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership without obtaining prior clearance as described in Section D. of this Code, provided that this prohibition shall not apply to any transaction that:

               a.   is exempt under Section E. of this Code; or

               b. does not involve (i) a Covered Security; (ii) a security to be made available in an Initial Public Offering; or (iii) a security to be made available in a Limited Offering.

          2. Prohibited Transactions as to Disinterested Trustees. No Disinterested Trustee shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if such Disinterested Trustee knows, or in the ordinary course of fulfilling his duties as a trustee of the Trust should know, that the security is Being Considered for Purchase or Sale or the security has been purchased or sold by the Trust two (2) days prior to the date of the Disinterested Trustee's transaction, provided that this prohibition shall not apply to any transaction that:

               a.   is exempt under Section E. of this Code; or

               b does not involve (i) a Covered Security; (ii) a security to be made available in an Initial Public Offering; or (iii) a security to be made available in a Limited Offering.

D.       PRIOR CLEARANCE OF TRANSACTIONS.

     1. GeneralRequirement. Every Access Person (other than a Disinterested Trustee) shall obtain prior written clearance from the Compliance Officer before directly or indirectly initiating, recommending, or in any other way participating in the purchase or sale of a Covered Security, or directly or indirectly acquiring any security made available in an Initial Public Offering or in a Limited Offering, in which the Access Person has, or by reason of the transaction may acquire, direct or indirect Beneficial Ownership. When requesting prior clearance, each Access Person should be aware that:

          a. all requests for prior clearance must be set forth in writing on the standard Personal Request and Trading Authorization Form (a copy of each such Form submitted by an Access Person should be retained by the Access Person for personal recordkeepng purposes);

          b. prior clearance of a securities transaction is effective for three (3) business days from and including the date clearance is granted; and

          c. the Adviser's trading desk will promptly provide copies of the Personal Trading Request and Authorization Form it receives to the Compliance Officer for the Trust or the Distributor, as appropriate.

     2. Bases for Denial of Prior Clearance. The Compliance Officer shall deny a request for prior clearance if he determines that the security at issue is a Covered Security or is being made available in an Initial Public Offering or Limited Offering and:

          a. the Access Person has actual knowledge that such security is Being Considered for Purchase or Sale; or

          b. the Access Person has actual knowledge that such security has been purchased or sold by the Trust within the prior seven (7) business days; or

          c. the Access Person has actual knowledge that such security is being purchased or sold on behalf of the Trust. In this instance, "sold" includes an order to sell that has been entered but not executed; or

          d.   with respect to Initial Public Offerings:

               (i) the number of shares to be purchased is not commensurate with the normal size and activity of the Access Person's brokerage or other account; or

               (ii) an order for the purchase of such securities has been placed by the Adviser for any of its client accounts, including the Trust; or

          e.   the transaction would be potentially harmful to the Trust; or

          f. the transaction would likely affect the market in which the Trust's portfolio securities are traded; or

          g. the decision to purchase or sell the security appears to be the result of material non-public information obtained in the course of the Access Person's relationship with the Trust, the Adviser or the Distributor; or

          h. the granting of prior clearance would, in the judgment of the Compliance

               Officer, be inconsistent with the purposes of this Code. If a prior clearance request is denied under this Section D.2.g, the Compliance Officer shall explain in writing the reasons therefor.

E.       EXEMPT TRANSACTIONS.

         The prohibitions of Section C. of this Code and the preclearance procedures described in Section D of this Code shall not apply to:

     1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

     2. purchases or sales of securities which are not eligible for purchase or sale by the Trust;

     3. purchases or sales which are non-volitional on the part of the Access Person;

     4.   purchases which are part of an automatic dividend reinvestment plan;
          and

     5. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

F.       REPORTING REQUIREMENTS OF ACCESS PERSONS.

     1. Content and Timing of Access Person Reports. Every Access Person shall make the following reports to the Compliance Officer for the Trust and the Distributor (as appropriate):

          a. Initial Holdings Report. No later than ten (10) days after becoming an Access Person, such Access Person shall report the following information:

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               iii. the date that the report is submitted by the Access Person.

          b. Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, the Access Person shall report the following information:

               i. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                    A. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    B. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    C. the price of the Covered Security at which the transaction was effected;

                    D. the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                    E.   the date that the report is submitted by the Access
                         Person.

               iii. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    A. the name of the broker, dealer or bank with whom the Access Person established the account;

                    B.   the date the account was established; and

                    C. the date that the report was submitted by the Access Person.

          c. Annual Holding Reports. No later than twenty (20) days after the end of every calendar year, the Access Person shall report the following information (which information must be current as of December 31 of the calendar year for which the report is being submitted):

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

               ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               iii. the date that the report is being submitted by the Access
                    Person.

          d. Conflict of Interest Reports. Every Access Person shall immediately report in writing to the Compliance Officer for the Trust or the Distributor (as appropriate) any factors of which he or she is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and securities held or to be acquired by the Trust. These factors may include, for example, officerships or directorships with companies or beneficial ownership of more than 1/2 of 1% of the total outstanding shares of any company whose shares are publicly traded or that may be made available in an Initial Public Offering or Limited Offering in the foreseeable future.

     2. No Holdings or Transactions to Report. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report nor transactions to report on any Quarterly Transaction Report, that Access Person shall nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted by the Access Person.

     3. Copies of Confirmations and Period Account Statements. Each Access Person shall direct every broker or dealer through whom the Access Person effects any securities transactions to deliver to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all Access Person securities transactions, including Initial Public Offerings and Limited Offerings, and copies of periodic statements for all Access Person securities accounts.

4.       Exceptions From Reporting Requirements.


          a. A person need not make a report under this Section F. with respect to transactions for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          b. A Disinterested Trustee who would be required to make a report solely by reason of being a trustee of the Trust need not make:

               i. An Initial Holdings Report under Section F.1.a or an Annual Holdings Report under Section F.1.c; and

               ii. A Quarterly Transaction Report under Section F.1.b, unless such

                    Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that during the 15-day period immediately before or after the Disinterested Trustee's transaction in a Covered Security, (A) the Trust purchased or sold the Covered Security, or (B) the Covered Security was Being Considered for Purchase or Sale.

          c. An Access Person need not make a Quarterly Transaction Report under Section F.1.b. if the confirmations or periodic account statements delivered to the Compliance Officer under Section F.3 are received within the time period required by Section F.1.b., provided that all information required by Section F.1.b. is contained in such confirmations or account statements.

          d. An Access Person need not make a Quarterly Transaction Report with respect to the "exempt transactions" described in Section E.

          e. An Access Person need not make an Initial Holdings Report, Annual Holdings Reports, or Quarterly Transaction Reports under this Code if such Access Person makes such reports under the Adviser's code of ethics.

     5. Review of Reports. The Compliance Officer for the Trust and the Distributor (as appropriate) shall review all reports submitted pursuant to Section F.1 for the purpose of detecting and preventing a potential or actual violation of this Code.

          a. The Compliance Officer shall review an Initial Holdings Report within fifteen (15) days of the date such Report is submitted by an Access Person.

          b. The Compliance Officer shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

          c. The Compliance Officer shall review all Conflict of Interest Reports promptly after receipt of such a Report.

          d. The Compliance Officer shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the Compliance Officer's review detected a potential or actual violation of this Code. If the Compliance Officer detects a potential or actual material violation of this Code, the Compliance Officer shall promptly inform management of the Trust or the Distributor (as applicable) in writing.

          e. The Compliance Officer promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the Compliance Officer deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

          f. The Compliance Officer shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

     6. Notification of Reporting Obligation. The Compliance Officer for the Trust and the Distributor (as appropriate) shall identify all Access Persons who are required to make reports under Section F.1. and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

     7. Disclaimer of Beneficial Ownership. No report required to be made under Section F.1 shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

     8. Form of Reports. All reports required to be filed under Section F.1. shall be prepared by Access Persons using the forms attached to this Code.

G.       ANNUAL CERTIFICATION OF COMPLIANCE.

         At the time of submission of Annual Holding Reports, all Access Persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the execution of personal securities transactions disclosures in connection with obtaining prior clearance of securities transactions and the submission of all required reports. When a person becomes an Access Person, that person shall be given a copy of the Code. Within 72 hours after being given the Code, that person shall certify that he or she has had an opportunity to ask questions, and has read and understands the Code, and agrees to comply with the Code. All Access Persons shall be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Access Persons shall certify that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the amendment and agree to comply with the amendment.

H.       OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

     1. Limited Offerings. Any Access Person who has purchased or sold any securities in a Limited Offering is required to disclose that transaction at the time such Access Person is seeking preclearance of future transactions involving the securities of that issuer. Independent investment personnel with no personal interest in the issuer shall make the decision of whether to permit such an Access Person to purchase securities from that issuer.

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     2.   Gratuities. No Access Person shall receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of the Trust.

     3. Service as a Director or Trustee. No Access Person shall serve on the board of a publicly traded company without prior authorization. Any such authorization shall be supported by a determination that such service is consistent with the interests of the Trust and the Trust's shareholders.

     4. Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Trust or the Distributor) any information regarding securities transactions made or being considered by or on behalf of the Trust.

I.       REPORTS TO THE BOARD

     1. No less than thirty (30) days prior to the final regular meeting of the Board for each fiscal year of the TRUST, the Compliance Officer for the Trust, the Adviser and the Distributor shall furnish to the Board, and the Board shall consider, a written report that:

          a. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

          b. Certifies that the Trust and the Distributor have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     2. In considering the written report, the Board shall determine whether any action is required in response to the report.

     3. To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

J.       SANCTIONS.

         The Compliance Officer of the Trust shall furnish to the Audit Committee of the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder. If any such report indicates that any changes hereto are advisable, the Audit Committee shall make an appropriate recommendation to the Board. The Audit Committee also shall inquire into any apparent violations of this Code and shall report any apparent material

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violations to the Board. Upon finding of a material violation of this Code, including the filing of false, incomplete, or untimely required reports, or the failure to obtain prior clearance of personal securities transactions, the Board may impose such sanctions as it deems appropriate, which may include censure, suspension, or termination of the employment of the violator. No Trustee shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

         Similarly, it shall be the responsibility of the Distributor's Compliance Officer to receive and maintain all reports submitted by Access Persons and to use reasonable diligence and institute procedures reasonably necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovering a material violation of this Code involving any Access Person, such as those noted in the prior paragraph, it shall be the responsibility of the Distributor's Compliance Officer to report such violation to the management of the Distributor. The Distributor's management may impose such sanctions against the Access Person determined to have violated this Code as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment, officership, or other position of the violator with the Distributor. No officer or director of the Distributor shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

K.       MATERIAL CHANGES TO THE CODE.

     1. The Board, including a majority of the Disinterested Trustees, shall approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

     2. The Board shall base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

L.       RECORD RETENTION.

         The Trust and the Distributor shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
Commission:

     1. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years shall be preserved in an easily accessible place.

     2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

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     3.   Copy of Forms and Reports. A copy of each Personal Trading Request and
          Authorization Form and each Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report and Conflict of Interest Report prepared and submitted by an Access Person pursuant to this Code must be preserved by the Compliance Officer for the Trust or the Distributor, as appropriate, for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

     4. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms and Initial Holdings Reports, Quarterly Transaction Reports, Annual Holdings Reports and Conflict of Interest Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Forms and Reports shall be maintained in an easily accessible place.

     5. Written Reports to the Board. A copy of each written report furnished to the Board under Section I. of this Code shall be maintained for at least five years after the end of the Trust's fiscal year in which it is made, the first two years in an easily accessible place.

     6. Records Relating to Decisions Involving Initial Public Offerings and Limited Offerings. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities made available in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the Trust's fiscal year in which the approval is granted.

     7. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of the Trust at Suite 3260, 35 West Wacker Drive, Chicago, Illinois 60601.

M.       CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code shall be treated as confidential.

N.       INTERPRETATION OF PROVISIONS.

         The Board and management of the Distributor may, from time to time, adopt such interpretations of this Code as such Board and management deem appropriate, provided that the Board shall approve any material changes to this Code in accordance with Section K.

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O.       AMENDMENTS TO THE CODE.

         Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment shall have been received by the Compliance Officer of the Trust and the Distributor, unless the Board or management of the Distributor (as appropriate) expressly determines that such amendment shall become effective on an earlier date or shall not be adopted. Any material change to this Code shall be approved by the Board in accordance with Section K.


                          *   *   *   *   *   *


         I have read the above Code and understand it. I agree to comply fully with all of the above provisions.



Date:                                        Signed:
      --------------------------                    -------------------------


WDC #69575